SUBJECT TO COMPLETION AND MODIFICATION

SLC Student Loan Receivables I, Inc. has filed a registration statement (including a prospectus) with the SEC (Registration No. 333-141134) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the other documents SLC Student Loan Receivables I, Inc. has filed with the SEC for more complete information about SLC Student Loan Receivables I, Inc. and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, SLC Student Loan Receivables I, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-831-9146.

Term Sheet

$1,307,300,000

Student Loan Asset-Backed Notes

SLC Student Loan Trust 2007-1
Issuing Entity

SLC Student Loan Receivables I, Inc.
Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

On or about June 26, 2007, the issuing entity will issue the following classes of notes:

Class	Original Principal Amount	Interest Rate	Maturity	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor
A-1 Notes	$226,000,000	3-month LIBOR minus ____%	February 15, 2015	100%	0.160%	99.840%
A-2 Notes	$164,000,000	3-month LIBOR plus ____%	August 15, 2017	100%	0.170%	99.830%
A-3 Notes	$266,000,000	3-month LIBOR plus ____%	November 15, 2021	100%	0.190%	99.810%
A-4 Notes	$392,900,000	3-month LIBOR plus ____%	May 15, 2029	100%	0.200%	99.800%
A-5 Notes	$209,500,000	3-month LIBOR plus ____%	May 15, 2037	100%	0.200%	99.800%
B Notes	$38,900,000	3-month LIBOR plus ____%	August 15, 2037	100%	0.250%	99.750%
C Notes	$10,000,000	3-month LIBOR plus ____%	August 15, 2035	100%	0.360%	99.640%

The issuing entity will make payments primarily from collections on a pool of consolidation student loans made under the Federal Family Education Loan Program (also known as “FFELP”) which had an aggregate principal balance, including accrued interest to be capitalized, of approximately $1,214,737,620 as of April 30, 2007.  Interest and principal will be paid to the applicable noteholders quarterly on the 15th of each February, May, August and November, beginning in August 2007.  In general, the issuing entity will pay principal allocable to the class A notes sequentially to the class A-1 through class A-5 notes, in that order, until each such class is paid in full.  The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the earlier of (i) the distribution date in November 2013 or (ii) the first date on which no class A notes are outstanding.  Thereafter, if a trigger event is not in effect, the issuing entity will pay principal to the class A and class B notes, pro rata, based on their outstanding principal balances, until each such class is paid in full.  The class C notes will receive payments of principal from available funds on each distribution date after all other required distributions have been made.  Credit enhancement for the notes consists of excess interest on the trust student loans, cash on deposit in a reserve account and, until the distribution date in November 2011, the capitalized interest account, and, for the class A notes, the subordination of the class B and class C notes, and, for the class B notes, the subordination of the class C notes.  The notes are LIBOR-based notes.  A description of how LIBOR is determined appears under “Description of the Notes—Determination of LIBOR” in the initial free-writing prospectus.

We are offering the notes through the underwriters, when and if issued.  We are not offering the notes in any state or other jurisdiction where the offer is prohibited.  Application will be made to The Irish Stock Exchange Limited for the notes to be admitted to the Official List and to begin trading on its regulated market.  There can be no assurance that such a listing will be obtained.  The issuance and settlement of the notes is not conditioned on the listing of the notes on The Irish Stock Exchange Limited.

We expect the proceeds to the depositor from the sale of the notes to be $1,304,816,150, before deducting expenses payable by the depositor estimated to be $1,100,000.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

You should consider carefully the risk factors beginning on page 11 of the initial free-writing prospectus and on page 18 of the base prospectus attached thereto as Appendix I.  The notes are asset-backed securities and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in The Student Loan Corporation, the depositor or any of their affiliates.  The notes are not guaranteed or insured by the United States or any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this term sheet, the initial free-writing prospectus or the base prospectus is accurate or complete.  Any contrary representation is a criminal offense.

Citi
Lead Manager
Barclays Capital	Credit Suisse	Merrill Lynch & Co.
Co-Managers

June 18, 2007

THE INFORMATION IN THIS TERM SHEET

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated June 1, 2007 (the “initial free-writing prospectus”).  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

This term sheet is not required to contain all information that is required to be included in the final prospectus supplement and base prospectus.  The information in this term sheet is preliminary and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale.

Some of the factors you should consider before making an investment in the notes are described in the initial free-writing prospectus and in the base prospectus under “Risk Factors.”

SUMMARY OF TERMS

Dates

Closing Date.  The closing date for this offering is anticipated to be on or about June 26, 2007.

Pricing Date.  The pricing date for this offering is anticipated to be on or after June 19, 2007.

Information About the Notes

Interest Rates.  The spreads to LIBOR will be set at the time of pricing.

Principal Payments.  Since the date of the initial free-writing prospectus, the class A-5 notes have been added as an offered class of notes.  Principal will be payable to the notes on each distribution date as described in the initial free-writing prospectus, except that: (i) any references to the “class A notes,” the “class A noteholders,” the “notes” or the “noteholders” should be read to include the class A-5 notes or the class A-5 noteholders, as applicable, (ii) any reference to the “class A-1 through class A-4 notes” should instead refer to the “class A-1 through class A-5 notes” and (iii) any reference to the “class A-1, class A-2, class A-3 and class A-4 noteholders” should instead refer to the “class A-1, class A-2, class A-3, class A-4 and class A-5 noteholders.”

Ratings of the Notes

The notes are required to be rated as follows:

Class	Rating Agency (Moody’s / S&P / Fitch)
A-1 Notes	Aaa/AAA/AAA
A-2 Notes	Aaa/AAA/AAA
A-3 Notes	Aaa/AAA/AAA
A-4 Notes	Aaa/AAA/AAA
A-5 Notes	Aaa/AAA/AAA
B Notes	Aa1/AA+/AA+
C Notes	A1/A+/A+

RISK FACTORS

In order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes, you should carefully consider the risk factors beginning on page 11 of the initial free-writing prospectus and on page 18 of the base prospectus attached thereto as Appendix I.  Any references to the “class A notes,” the “class A noteholders,” the “notes” or the “noteholders” included in such risk factors should be read to include the class A-5 notes or the class A-5 noteholders, as applicable.

IDENTIFICATION NUMBERS

The offered notes will have the following CUSIP Numbers and International Securities Identification Numbers (ISIN):

Class	CUSIP Numbers	ISINs
A-1 Notes	784424 AA 1	US784424AA13
A-2 Notes	784424 AB 9	US784424AB95
A-3 Notes	784424 AC 7	US784424AC78
A-4 Notes	784424 AD 5	US784424AD51
A-5 Notes	784424 AG 8	US784424AG82
B Notes	784424 AE 3	US784424AE35
C Notes	784424 AF 0	US784424AF00

CAPITALIZATION OF THE ISSUING ENTITY

As of the closing date, the capitalization of the issuing entity after giving effect to the issuance of the notes before deducting expenses of the offering will be as follows:

Class	Capitalization
A-1 Notes	$ 226,000,000
A-2 Notes	$ 164,000,000
A-3 Notes	$ 266,000,000
A-4 Notes	$ 392,900,000
A-5 Notes	$ 209,500,000
B Notes	$ 38,900,000
C Notes	$ 10,000,000
Total	$1,307,300,000

THE TRUST STUDENT LOAN POOL

The second paragraph under the heading “The Trust Student Loan Pool—Cure Period for Trust Student Loans” in the initial free-writing prospectus is modified by replacing the two references to “1% of the Pool Balance” to instead refer to “1% of the Initial Pool Balance.”

RECENT DEVELOPMENTS

Proposed Legislation.  In addition to the recent developments described in the initial free-writing prospectus, on June 13, 2007, the U.S. House of Representatives Committee on Education and Labor approved the “College Cost Reduction Act of 2007,” which would eliminate $19 billion of government subsidies to education lenders.  At this time, it is uncertain whether the College Cost Reduction Act of 2007 will be enacted into law.  If the College Cost Reduction Act of 2007 were to become law in its present form, it could have a material adverse impact on SLC’s results of operations, which could adversely affect SLC’s ability to service the trust student loans, act as administrator for the issuing entity or otherwise comply with its obligations under the transaction documents.

DESCRIPTION OF THE NOTES

The last sentence under the heading “Description of the Notes—Distributions—Distributions from the Collection Account” in the initial free-writing prospectus is modified by replacing it with the following sentence: “Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture administrator to distribute all amounts remaining after making the payments specified in clauses (a) through (k) above as accelerated payments of principal on the class A and class B notes prior to making payments pursuant to clauses (l) and (m) above.”

STATIC POOLS

Information concerning the static pool performance data of previous FFELP student loan securitizations of the sponsor may be obtained through the following procedure: first, go to the sub-administrator’s Internet site, which is http://www.citimortgagembs.com; second, click on the “Reg AB” bar located on the left hand side of the window titled “MBS Investor Information”; third, choose “SLC” from the drop-down menu titled “Shelf”; and fourth, choose “SLCSLT 2007-1.”  This website presents the static pool performance data of the sponsor’s previous securitizations involving student loans in the form of published charts.  The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this term sheet, the initial free-writing prospectus, the base prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other issuing entities.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

McKee Nelson LLP will deliver an opinion that, for federal income tax purposes, the notes will be treated as indebtedness, as described under “Certain U.S. Federal Income Tax Considerations” in the base prospectus.

For tax information reporting purposes, the issuing entity will assume a prepayment assumption equal to 100% PPC, as described under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” in Exhibit I to this term sheet.  No representation is made that the trust student loans will prepay in accordance with that prepayment assumption or in accordance with any other prepayment assumption.

USE OF PROCEEDS

The issuing entity will use the net proceeds of $1,304,816,150 from the sale of the notes, together with any other amount contributed by the depositor, to purchase the trust student loans from the depositor on the closing date under the sale agreement.  The depositor will then use the proceeds paid to the depositor by the issuing entity to pay to SLC the purchase price due to SLC for the trust student loans purchased by the depositor.  Expenses incurred to establish the issuing entity and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Such expenses will not be paid from proceeds of the sale of the notes.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream and the Euroclear System, on or about June 26, 2007, against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the issuing entity to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Citigroup Global Markets Inc.	$146,900,000	$106,600,000	$172,900,000	$255,385,000
Credit Suisse Securities (USA) LLC	$27,120,000	$19,680,000	$31,920,000	$47,148,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$27,120,000	$19,680,000	$31,920,000	$47,148,000
Barclays Capital Inc.	$24,860,000	$18,040,000	$29,260,000	$43,219,000
Total	$226,000,000	$164,000,000	$266,000,000	$392,900,000

Underwriter	Class A-5 Notes	Class B Notes	Class C Notes
Citigroup Global Markets Inc.	$209,500,000	$38,900,000	$10,000,000
Credit Suisse Securities (USA) LLC	$0	$0	$0
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$0	$0	$0
Barclays Capital Inc.	$0	$0	$0
Total	$209,500,000	$38,900,000	$10,000,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	100%	0.160%	99.840%	0.096%	0.048%
Per Class A-2 Note	100%	0.170%	99.830%	0.102%	0.051%
Per Class A-3 Note	100%	0.190%	99.810%	0.114%	0.057%
Per Class A-4 Note	100%	0.200%	99.800%	0.120%	0.060%
Per Class A-5 Note	100%	0.200%	99.800%	0.120%	0.060%
Per Class B Note	100%	0.250%	99.750%	0.150%	0.075%
Per Class C Note	100%	0.360%	99.640%	0.216%	0.108%
Total	$1,307,300,000	$2,483,850	$1,304,816,150

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses of $1,100,000 payable by the depositor.

The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

Citigroup Global Markets Inc. is an affiliate of SLC.  Affiliates of the issuing entity expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions.  Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their respective affiliates.

The issuing entity may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes.  This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the base prospectus, the initial free-writing prospectus, this term sheet (collectively, the “pre-pricing disclosure package”) nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA.  The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES

AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The models used to calculate prepayments in this prospectus supplement are the pricing prepayment curve (“PPC”) model and the constant percentage rate (“CPR”) model.  The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

PPC Assumptions

The PPC model assumes that:

•

Student loans will prepay at an annual rate of 1/12th of 1.0% in the first month after origination;

•

The prepayment rate will increase by an annual rate of 1/12th of 1.0% per month up to the 119th month after origination; and

•

The monthly prepayment rate will be constant at 10% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% PPC.”  For example, at 100% PPC, student loans with a loan age of 72 months are assumed to prepay at 6.0% CPR; at 50% PPC, student loans with a loan age of 48 months are assumed to prepay at 2.0% CPR; at 200% PPC, student loans with a loan age of 96 months are assumed to prepay at 16.0% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of PPC.

Constant Prepayment Rate

	Number of Months Seasoning
Percentage of PPC	24	48	72	96	120
50%	1.0%	2.0%	3.0%	4.0%	5.0%
100%	2.0%	4.0%	6.0%	8.0%	10.0%
150%	3.0%	6.0%	9.0%	12.0%	15.0%
200%	4.0%	8.0%	12.0%	16.0%	20.0%

CPR Assumptions

The CPR assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for various CPR examples:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

Other Assumptions

For purposes of the PPC model and the CPR model, it is assumed, among other things, that:

•

the statistical cutoff date for the trust student loans is as of April 30, 2007;

•

the closing date will be on June 26, 2007;

•

all trust student loans (as grouped within the “rep lines” described below) are in repayment status with accrued interest having been capitalized upon entering repayment;

•

no trust student loan moves from repayment to any other status;

•

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected, in full, on the 1st day of each month;

•

there are government payment delays of 60 days for interest subsidy and special allowance payments;

•

index levels for calculation of borrower and government payments are:

•

91-day Treasury bill rate of 4.95%; and

•

3-month commercial paper rate of 5.22%;

•

quarterly distributions begin on August 15, 2007, and payments are made quarterly on the 15th day of every February, May, August and November thereafter, whether or not the 15th is a business day;

•

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus or minus the applicable spread, which on all distribution dates will be equal to:

•

Class A-1 notes: 5.35%;

•

Class A-2 notes: 5.37%;

•

Class A-3 notes: 5.40%;

•

Class A-4 notes: 5.42%;

•

Class A-5 notes: 5.45%;

•

Class B notes: 5.54%; and

•

Class C notes: 5.61%;

•

a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the issuing entity to the servicer;

•

the reserve account has an initial balance equal to $3,036,844 and at all times a balance equal to the lesser of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, and (2) $1,822,106;

•

the collection account has an initial current balance equal to $0;

•

the capitalized interest account has an initial balance equal to $79,500,000, and funds on deposit in the capitalized interest account on the distribution dates listed below in excess of the corresponding account balances will be transferred to the collection account and included in available funds on that distribution date;

Distribution Date	Account Balance
November 15, 2007	$60,000,000
November 15, 2008	$40,000,000
November 15, 2009	$20,000,000
November 15, 2010	$12,500,000
November 15, 2011	$0

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, the capitalized interest account and reserve account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.95% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•

the weighted average loan age is 30 months;

•

prepayments on the trust student loans are applied monthly in accordance with PPC or CPR, as the case may be, as described above;

•

an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance; and

•

the pool of trust student loans consists of 389 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

The PPC Model

The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant percentage of PPC, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

This model shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various PPC scenarios.

Weighted Average Lives and Expected Maturity Dates of the Notes
at Various PPC Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 notes	1.87	1.47	1.25	1.08	0.97
Class A-2 notes	5.05	3.69	3.00	2.58	2.28
Class A-3 notes	8.89	6.26	5.00	4.23	3.72
Class A-4 notes	14.69	11.08	8.79	7.33	6.34
Class A-5 notes	21.00	17.01	13.99	11.78	10.10
Class B notes	14.31	12.06	10.57	9.54	8.77
Class C notes	1.31	1.31	1.30	1.30	1.30

Expected Maturity Date	0%	50%	100%	150%	200%
Class A-1 notes	February 15, 2011	February 15, 2010	November 15, 2009	May 15, 2009	February 15, 2009
Class A-2 notes	February 15, 2014	February 15, 2012	February 15, 2011	August 15, 2010	May 15, 2010
Class A-3 notes	August 15, 2018	May 15, 2015	November 15, 2013	November 15, 2012	February 15, 2012
Class A-4 notes	February 15, 2026	May 15, 2022	May 15, 2019	May 15, 2017	February 15, 2016
Class A-5 notes	February 15, 2029	February 15, 2025	February 15, 2022	November 15, 2019	February 15, 2018
Class B notes	February 15, 2029	February 15, 2025	February 15, 2022	November 15, 2019	February 15, 2018
Class C notes	February 15, 2009	February 15, 2009	February 15, 2009	February 15, 2009	February 15, 2009

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by:  (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	81%	77%	72%	67%	63%
March 15, 2009	52%	38%	25%	11%	0%
March 15, 2010	23%	0%	0%	0%	0%
March 15, 2011	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	97%
March 15, 2010	100%	98%	65%	33%	3%
March 15, 2011	96%	46%	0%	0%	0%
March 15, 2012	58%	0%	0%	0%	0%
March 15, 2013	26%	0%	0%	0%	0%
March 15, 2014	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	73%	47%
March 15, 2012	100%	95%	58%	24%	0%
March 15, 2013	100%	65%	20%	0%	0%
March 15, 2014	95%	35%	0%	0%	0%
March 15, 2015	73%	5%	0%	0%	0%
March 15, 2016	52%	0%	0%	0%	0%
March 15, 2017	32%	0%	0%	0%	0%
March 15, 2018	11%	0%	0%	0%	0%
March 15, 2019	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	95%
March 15, 2013	100%	100%	100%	87%	64%
March 15, 2014	100%	100%	89%	60%	36%
March 15, 2015	100%	100%	67%	37%	14%
March 15, 2016	100%	86%	47%	18%	0%
March 15, 2017	100%	69%	30%	3%	0%
March 15, 2018	100%	53%	16%	0%	0%
March 15, 2019	92%	38%	3%	0%	0%
March 15, 2020	76%	24%	0%	0%	0%
March 15, 2021	61%	12%	0%	0%	0%
March 15, 2022	47%	1%	0%	0%	0%
March 15, 2023	35%	0%	0%	0%	0%
March 15, 2024	22%	0%	0%	0%	0%
March 15, 2025	9%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	100%	100%	100%	100%	100%
March 15, 2015	100%	100%	100%	100%	100%
March 15, 2016	100%	100%	100%	100%	94%
March 15, 2017	100%	100%	100%	100%	70%
March 15, 2018	100%	100%	100%	83%	0%
March 15, 2019	100%	100%	100%	63%	0%
March 15, 2020	100%	100%	84%	0%	0%
March 15, 2021	100%	100%	67%	0%	0%
March 15, 2022	100%	100%	0%	0%	0%
March 15, 2023	100%	85%	0%	0%	0%
March 15, 2024	100%	69%	0%	0%	0%
March 15, 2025	100%	0%	0%	0%	0%
March 15, 2026	100%	0%	0%	0%	0%
March 15, 2027	85%	0%	0%	0%	0%
March 15, 2028	69%	0%	0%	0%	0%
March 15, 2029	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	97%	95%	92%	91%	88%
March 15, 2015	90%	84%	78%	72%	66%
March 15, 2016	84%	74%	65%	57%	49%
March 15, 2017	78%	66%	54%	45%	36%
March 15, 2018	72%	57%	45%	35%	0%
March 15, 2019	65%	49%	36%	27%	0%
March 15, 2020	57%	41%	29%	0%	0%
March 15, 2021	51%	35%	23%	0%	0%
March 15, 2022	45%	29%	0%	0%	0%
March 15, 2023	39%	24%	0%	0%	0%
March 15, 2024	33%	20%	0%	0%	0%
March 15, 2025	28%	0%	0%	0%	0%
March 15, 2026	24%	0%	0%	0%	0%
March 15, 2027	20%	0%	0%	0%	0%
March 15, 2028	16%	0%	0%	0%	0%
March 15, 2029	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class C Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various PPC Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

The CPR Model

The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period.

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The trust student loans will not prepay at any constant CPR, nor will all of the trust student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.

Weighted Average Lives and Expected Maturity Dates of the Notes
at Various CPRs(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 notes	1.87	1.17	0.86	0.70	0.58
Class A-2 notes	5.05	3.03	2.18	1.71	1.40
Class A-3 notes	8.89	5.55	3.95	3.06	2.50
Class A-4 notes	14.69	10.82	8.05	6.20	4.99
Class A-5 notes	21.00	17.19	14.08	11.43	9.41
Class B notes	14.31	12.34	10.90	9.72	8.77
Class C notes	1.31	1.30	1.30	1.29	1.29

Expected Maturity Date	0%	4%	8%	12%	16%
Class A-1 notes	February 15, 2011	November 15, 2009	February 15, 2009	November 15, 2008	August 15, 2008
Class A-2 notes	February 15, 2014	May 15, 2011	May 15, 2010	August 15, 2009	May 15, 2009
Class A-3 notes	August 15, 2018	November 15, 2014	August 15, 2012	August 15, 2011	November 15, 2010
Class A-4 notes	February 15, 2026	May 15, 2022	May 15, 2019	November 15, 2016	November 15, 2014
Class A-5 notes	February 15, 2029	May 15, 2025	May 15, 2022	August 15, 2019	August 15, 2017
Class B notes	February 15, 2029	May 15, 2025	May 15, 2022	August 15, 2019	August 15, 2017
Class C notes	February 15, 2009	February 15, 2009	February 15, 2009	February 15, 2009	May 15, 2009

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by:  (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	81%	68%	55%	42%	29%
March 15, 2009	52%	20%	0%	0%	0%
March 15, 2010	23%	0%	0%	0%	0%
March 15, 2011	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	85%	43%	2%
March 15, 2010	100%	64%	0%	0%	0%
March 15, 2011	96%	8%	0%	0%	0%
March 15, 2012	58%	0%	0%	0%	0%
March 15, 2013	26%	0%	0%	0%	0%
March 15, 2014	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	64%	30%
March 15, 2011	100%	100%	57%	13%	0%
March 15, 2012	100%	71%	16%	0%	0%
March 15, 2013	100%	43%	0%	0%	0%
March 15, 2014	95%	16%	0%	0%	0%
March 15, 2015	73%	0%	0%	0%	0%
March 15, 2016	52%	0%	0%	0%	0%
March 15, 2017	32%	0%	0%	0%	0%
March 15, 2018	11%	0%	0%	0%	0%
March 15, 2019	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	83%
March 15, 2012	100%	100%	100%	79%	51%
March 15, 2013	100%	100%	88%	55%	28%
March 15, 2014	100%	100%	69%	35%	10%
March 15, 2015	100%	94%	51%	19%	0%
March 15, 2016	100%	78%	36%	6%	0%
March 15, 2017	100%	63%	23%	0%	0%
March 15, 2018	100%	49%	11%	0%	0%
March 15, 2019	92%	36%	0%	0%	0%
March 15, 2020	76%	23%	0%	0%	0%
March 15, 2021	61%	11%	0%	0%	0%
March 15, 2022	47%	1%	0%	0%	0%
March 15, 2023	35%	0%	0%	0%	0%
March 15, 2024	22%	0%	0%	0%	0%
March 15, 2025	9%	0%	0%	0%	0%
March 15, 2026	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	100%	100%	100%	100%	100%
March 15, 2015	100%	100%	100%	100%	92%
March 15, 2016	100%	100%	100%	100%	72%
March 15, 2017	100%	100%	100%	91%	56%
March 15, 2018	100%	100%	100%	73%	0%
March 15, 2019	100%	100%	100%	58%	0%
March 15, 2020	100%	100%	82%	0%	0%
March 15, 2021	100%	100%	67%	0%	0%
March 15, 2022	100%	100%	54%	0%	0%
March 15, 2023	100%	86%	0%	0%	0%
March 15, 2024	100%	71%	0%	0%	0%
March 15, 2025	100%	56%	0%	0%	0%
March 15, 2026	100%	0%	0%	0%	0%
March 15, 2027	85%	0%	0%	0%	0%
March 15, 2028	69%	0%	0%	0%	0%
March 15, 2029	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	100%	100%	100%	100%	100%
March 15, 2010	100%	100%	100%	100%	100%
March 15, 2011	100%	100%	100%	100%	100%
March 15, 2012	100%	100%	100%	100%	100%
March 15, 2013	100%	100%	100%	100%	100%
March 15, 2014	97%	95%	93%	91%	89%
March 15, 2015	90%	85%	79%	75%	70%
March 15, 2016	84%	76%	68%	61%	54%
March 15, 2017	78%	69%	58%	50%	42%
March 15, 2018	72%	59%	49%	40%	0%
March 15, 2019	65%	51%	41%	32%	0%
March 15, 2020	57%	44%	33%	0%	0%
March 15, 2021	51%	37%	27%	0%	0%
March 15, 2022	45%	32%	22%	0%	0%
March 15, 2023	39%	27%	0%	0%	0%
March 15, 2024	33%	22%	0%	0%	0%
March 15, 2025	28%	17%	0%	0%	0%
March 15, 2026	24%	0%	0%	0%	0%
March 15, 2027	20%	0%	0%	0%	0%
March 15, 2028	16%	0%	0%	0%	0%
March 15, 2029	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class C Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
June 26, 2007	100%	100%	100%	100%	100%
March 15, 2008	100%	100%	100%	100%	100%
March 15, 2009	0%	0%	0%	0%	1%
March 15, 2010	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

$1,307,300,000

Student Loan Asset-Backed Notes

SLC Student Loan Trust 2007-1
Issuing Entity

SLC Student Loan Receivables I, Inc.
Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

TERM SHEET

Citi
Lead Manager
Barclays Capital	Credit Suisse	Merrill Lynch & Co.
Co-Managers

June 18, 2007